Exhibit 1.1

NevWest Securities                         Sergey Rumyantsev   Thomas M. Chavez
Brokerage  Investment Banking  Research    President and CEO   Chief Financial
                                                                   Officer

                                        Antony Michel          Raymond Dillon
                                        Santos, Esq.          Vice President -
                                    Executive Vice-President   Retail Division


                    PLACEMENT AGENT AGREEMENT

     THIS PLACEMENT AGENT AGREEMENT (the "Agreement") is made and entered to be effective this 20th day of August, 2002 by and between Eagle Golf Corp. a Nevada corporation (the "Company") and NevWest Securities Corporation, a Nevada corporation (the "Placement Agent"), with reference to the following facts:

                            RECITALS

A. The Company is a Nevada corporation and a "blank check company ", as that term is defined in Rule 419 ("Rule 419") of the Securities Act of 1933, as amended (the "Securities Act"), to which Rule 419 the Offering described below is subject. The business plan and purpose of the Company (the "Plan") is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person by way of identifying such a company or companies, negotiating with the same, and concluding such a transaction during the period following completion of the public offering of the Company's securities described below (the "Plan Period").

B. The Company is authorized to issue one class of security; 20 million shares of common stock, $0.001 par value per share (the "Shares"), with respect to which Shares neither any warrants, convertible securities or other derivative securities nor any stock dividends, stock splits or reverse stock splits are authorized or intended to be authorized during the Plan Period. The Company intends to file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Initial Registration Statement") under the Securities Act for the purpose of making a public offering (the "Offering"), by way of NevWest Securities Corporation, an agent of the issuer, of 3,000,000 Shares (the "Registered Shares") to investors therein (the "Investors") at a per Share price of $0.05 subject to all additional terms and conditions as shall be specified in a Prospectus as filed with the SEC (the "Prospectus") prepared pursuant to this Agreement. The Offering is required to be made in accordance with, among other laws, statutes, rules and regulations, Rule 419 and Rule 10b-9 ("Rule 10b- 9"), and Rule 15g-8 ("Rule "15g-8") of the Securities Exchange Act of 1934 (the "Exchange Act");

C. WHEREAS the Company desires that the Placement Agent offer and sell strictly on a "best efforts" basis to a limited number of purchasers (the "Investors"), as exclusive agent of the Company, the Shares described in the Prospectus;

                            AGREEMENT

NOW, THEREFORE, upon the terms, covenants, and conditions set forth below and for good and valuable consideration, the parties agree as follows:

1. Incorporation of Recitals. Recitals A through C above are incorporated into this Agreement by this reference as though fully set forth in this paragraph 1.
2. Certain Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

   2.1. Company. "Company," to the extent the context permits, includes any subsidiary.


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   2.2. Exchange Act.  "Exchange Act" means the Securities Exchange
        Act of 1934, as amended, or any similar federal law then in force.

   2.3. Prospectus. "Prospectus" refers to the offering document as filed in conjunction with registration of the offering with the SEC, embodying the terms and conditions of the offering and the representations made by the Company in conjunction with the Offering. Any reference to the Prospectus which reference is made in the present tense assumes its creation and authorization for use by the Company which authorization shall be in written form emanating from the Company to the Placement Agent.

   2.4. Officer's Certification. "Officer's Certification" means a writing signed by the Company's chief executive officer and its chief financial officer, and its secretary or assistant secretary, stating that (i) the Persons signing the writing have made or have caused to be made the investigations necessary in order to permit them to verify the accuracy of the information set forth in such writing, and (ii) to the best of their knowledge, the writing does not misstate any material fact and does not omit to state any fact necessary to make the writing not misleading.

   2.5. Securities Act. "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

   2.6. Shares.   "Shares" shall mean shares of Common Stock to be
        issued by the Company with par value $0.001 per share.

   2.7. Subsidiary. "Subsidiary" means any corporation or other entity of which shares of stock or other indicia of ownership possessing a majority of the ordinary voting power in electing the board of directors, or exercising corresponding control in the case of a non-corporate entity, is, at the time as of which any determination is being made, owned by the Company either directly or indirectly through one or more Subsidiaries.

3.   Agreement to Sell Shares and Engage Placement Agent

   3.1. Appointment of Placement Agent. On the terms and subject to all the conditions of this Agreement the Company agrees to sell, and to engage the Placement Agent on an exclusive basis for 180 days from the date hereof to sell the Shares to be offered pursuant to the Prospectus and the exhibits thereto, and the Placement Agent agrees to sell on behalf of the Company and pursuant to the Prospectus and the exhibits thereto and this Agreement, up to 3,000,000 Shares for a maximum aggregate offering amount of $150,000 on a "best efforts" basis. The Placement Agent shall act exclusively as agent in the sale of the Shares.

   3.2. Responsibility of Company. The Company recognizes that compliance with applicable federal and state law in the performance of its obligations described herein, including its obligations concerning compliance with the requirements of applicable federal and state securities laws pertaining to the offer and sale of the Shares) is in all respects the responsibility of the Company, and the Company agrees to take such precautions as may be necessary to ensure compliance therewith. Without in any way limiting the generality of the foregoing, the parties contemplate that the offer and sale of Shares will be made so as to comply with the registration requirements of section 5 of the Securities Act of 1933, as amended (the "Securities Act").


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   3.3. Offering Prospectus.  The Company shall at its own expense prepare and amend, if necessary, the Prospectus and such other disclosure and offering documents as are required to comply with the requirements of the applicable federal and state securities laws for the offering contemplated by this Agreement. The Placement Agent may facilitate the preparation of the Prospectus on behalf of the Company but shall not be responsible for any disclosures or omissions therein except for those matters directly related to the Placement Agent and its role in this Offering. The representations made by the Prospectus are exclusively the representations of the Company as relied upon by the Placement Agent. The Company shall take prudent steps necessary to assess the legal and/or regulatory sufficiency of the Prospectus or like documentation via its own in-house counsel or via the retention of outside counsel engaged specifically to review such material and the relevant issues thereunto pertaining. In any event, the Company warrants that in authorizing the use of any documentation used in conjunction with the activities anticipated to be conducted herein, it shall cause to be undertaken sufficient review of such activity by competent counsel and/or advisors and no provision contained herein shall result in any duty incumbent upon the Placement Agent to ascertain the legal and/or regulatory sufficiency of such documentation.

   3.4. Full and Fair Disclosure. It is expressly understood and expected by both parties and expressly warranted by the Company that the Prospectus and any other documentation provided by the Company to the Placement Agent in connection with the offering of the Shares pursuant to this Agreement shall be reviewed by the Company or its appointees of sufficient competence for any material deficiencies in such a manner as to ensure accuracy and full and fair disclosure. The Company warrants that it shall take prudent steps necessary to ensure that such documentation contain no material misrepresentations or omissions and hereby acknowledges that the Placement Agent is not responsible for ensuring the accuracy or sufficiency of any documentation or disclosures therein.

   3.5. "Blue Sky." The Placement Agent, prior to making any offers in any state, shall promptly advise the Company in writing of the requirements of the state securities laws of each such state for making such offers and sales or qualification of the securities offered in that state. The Company shall evaluate said requirements and advise the Placement Agent whether the Company desires to proceed with the offering in each particular state. Upon approval by the Company, the Placement Agent shall file all documents and notices and pay such fees, recoverable from the Company, as are required to make offers and sales in each state chosen by the Company pursuant to this Offering. Nothing herein shall require the Company to pay costs of the Placement Agent's registering as a broker/dealer in any state.

   3.6. Procedures. The offer and sale of the Shares and the procedure for subscribing thereto shall conform to the description thereof as set forth in the Prospectus.

   3.7. Noncircumvention. The Company agrees not to sell, contract to sell, offer to sell, solicit offers for the purchase, or otherwise dispose of or offer to dispose of or enter into any agreement to dispose of any Shares to any individual, entity, institution, venture capitalist, etc., introduced to the Company by the Placement Agent, without disclosing such an intent and without securing written authorization from the Placement Agent of such a sale or offer prior to occurrence, throughout the offering period. In any event, the Company is obliged to compensate the Placement Agent as stipulated in this Agreement.


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4.     Best   Efforts   Basis.   The  Company  hereby   expressly
   acknowledges that the Placement Agent is under no obligation to purchase any number of Shares in a manner which may be construed as a firm underwriting or commitment and that the sum and substance of this relationship is strictly characterized by the term(s) "agent," "finder," and "best efforts" as these terms are generally defined by applicable rules and regulations as promulgated by the Securities Exchange Commission and NASD. There is no obligation on the part of the Placement Agent to purchase or raise the minimum proceeds indicated.

5. Escrow Provisions. The Placement Agent shall cause to be created an Escrow Account with a bank acting as the Escrow Agent. Delivery and payment of any proceeds from any Investors shall be made to such Escrow Account. The Company shall compensate the Placement Agent concurrent to the satisfaction of any contingency and the subsequent release of any funds from escrow as established in the Prospectus. The cost of initiating such Escrow Account shall be borne by the Company.

6.   Covenants of the Company.

   6.1. Offering Documentation. The Company covenants and agrees to provide the Placement Agent with any and all documentation and/or information requisite to due diligence relating to the Company and the Shares as soon as practicable after the execution and delivery of this Agreement or as requested by the Placement Agent from time to time, provided that the Placement Agent agrees to keep this documentation completely confidential and release only that information as agreed upon between the Placement Agent and the Company.

   6.2. Qualification of the Shares for Offer and Sale. The Company covenants and agrees, prior to, during, and after the offering of the Securities, to cooperate with the Placement Agent and its Counsel in connection with the qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as may be applicable.

   6.3. Amendments to the Prospectus. The Company covenants and agrees that, if during the period specified herein, any event shall occur, as a result of which, in the judgment of the Company or in the opinion of Counsel for the Company, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to an offeree or purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, the Company shall take all steps necessary to make such amendments and to inform the Placement Agent so that it may furnish to Investors the amended Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law, and to furnish to the Placement Agent and to such others as applicable, such information in a timely fashion.

   6.4. Complete Performance. The Company covenants and agrees to use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company and to satisfy all conditions precedent to the delivery of the Shares.

7. Representations and Warranties of the Company. Subject to the information set forth in this Agreement, the Prospectus, and the exhibits to the Prospectus, the Company represents, warrants, and agrees with the Placement Agent as follows:


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   7.1.  Organization  and Corporate Power.   The  Company  is  a
       corporation duly organized, validly existing, and in good Standing under the laws of the state of Nevada. The Company has all requisite corporate power and authority and all material licenses, permits, and authorizations necessary to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted, and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a material adverse affect on the condition (financial or otherwise), business, properties, net worth, or results of operations of the Company. The copies of the articles of incorporation and bylaws which have previously been provided to the Placement Agent reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

   7.2. Capital Stock and Related Matters. The authorized, issued, and outstanding capital stock of the Company is as set forth in the Prospectus. Except as set forth in the Prospectus, the Company does not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock, and it is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock. All of the outstanding shares of the Company's capital stock have been duly authorized and validly issued, are fully paid and non-assessable. There are no preemptive rights of stockholders with respect to the shares that would be issued in the event of conversion of the Shares and, upon issuance, such shares will be validly issued, fully paid, and non-assessable.

   7.3. Authorizations, No Breach. The execution, delivery, and performance of this Agreement and all other agreements and transactions contemplated hereby have been duly authorized by the Company. This Agreement and all other agreements contemplated hereby each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery by the Company of this Agreement and all other agreements contemplated hereby and the fulfillment of and compliance, with the respective terms hereof and thereof by the Company are not and will not (i) conflict with or result in a breach of the terms, conditions, or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge, or encumbrance upon the Company's or any subsidiary's capital stock or assets pursuant to, (iv) give any third party the right to accelerate any obligation under, (v) result in a violation of the articles of incorporation or bylaws of the Company, or any law, statute, rule, or regulation to which the Company is subject, or any agreement, instrument, order, judgment, or decree to which the Company is subject; or require any authorization, consent, approval, exemption, or other action by or notice to, any court or administrative or governmental body required to be filed as of the date of this representation.

   7.4. Financial Statements. The Prospectus shall contain audited balance sheets of the Company as of the last auditable period immediately prior to start of the offering, and the related audited statements of operations, stockholders' equity, and cash flows of the Company including the footnotes thereto, together with the opinion of the independent certified public accountants, with respect thereto. Such financial statements shall have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated. The Prospectus may also contain unaudited financial statements (the "Latest Financial Statements"). The balance sheet of the Latest Financial Statements shall present fairly, as of its date, the financial condition of the Company on such date. The Company shall not have had, as of the date of such balance sheets, except as and to the extent reflected or reserved against


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        therein (including the notes thereto), any liabilities or
        obligations (absolute or contingent) of a nature customarily reflected in a balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles. The statements of operations of the Latest Financial Statements shall present fairly, the results of operations of the Company for the periods indicated. The statements of stockholders' equity and cash flows of the Latest Financial Statements shall present fairly the information which should be presented therein in accordance with generally accepted accounting principles. The presentation of the Latest Financial Statements in accordance with regulation S-X promulgated by the Securities and Exchange Commission (the "Commission") regarding the form and content of and requirements for financial statements to be filed with the Commission would not materially and adversely affect the reported amount of the Company's assets, stockholders' equity, or results of operations as of any date or for any period included therein.

   7.5. Independent Public Accountants. The independent public accountants, whose report respecting the audited financial statements of the Company is included in the Prospectus and who, as expert, having reviewed certain other information of a financial nature contained in the Prospectus, shall be independent certified public accountants as required by the Securities Act.

   7.6. No Material Adverse Change. Except as set forth in the Prospectus, since the date of the Latest Financial Statements, there has been no material adverse change in the Company's financial condition, operating results, business prospects, employee relations, customer relations, or otherwise, other than changes occurring in the ordinary course of business which in the aggregate shall have not been materially adverse to the Company.

   7.7. Absence of Certain Developments.

       7.7.1 Except as expressly provided by this Agreement and except as disclosed in or contemplated by the Prospectus, since the date of the Latest Financial Statements the Company has not:

                 (a)  issued any equity stock, bonds, or other securities;

                 (b) borrowed any amount or incurred or become subject to any liabilities, except current liabilities incurred in the ordinary course of business and liabilities, under contracts entered into in the ordinary course of business;

                 (c) discharged or satisfied any lien or encumbrance or paid any obligation or liability, other than current liabilities paid in the ordinary course of business;

                 (d) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed any Shares of its capital stock,

                 (e) mortgaged or pledged any of its properties or assets, or subjected them to any lien, security interest, charge, or any other encumbrance, except liens for current property taxes not yet due and payable,


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                 (f)  sold, assigned, or transferred any of its tangible assets except in the ordinary course of business, or canceled any debts or claims;

                 (g) sold, assigned, or transferred any patents, trademarks, trade names, copyrights, trade secrets, or other intangible assets, or disclosed any proprietary confidential information to any person;

                 (h) suffered any extraordinary losses or intentionally waived any rights of material value or compromised any material claims, whether or not in the ordinary course of business of consistent with past practice;

                 (i) made capital expenditures or commitments therefore that aggregate in excess of $50,000;

                 (j) entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business,

                 (k)  made charitable contributions or pledges, or

                 (1) suffered any damage, destruction, or casualty loss, whether or not covered by insurance.

       7.7.2 The Company has not at any time made any political contributions, or any bribes, kickback payments, or other illegal payments.

   7.8. Assets

       7.8.1     Except as set forth in the Prospectus or the Latest
                 Financial Statements, the Company has good and marketable title to, or a valid leasehold interest in, the material properties and assets shown on the Latest Financial Statements or in the Prospectus or acquired thereafter, free and clear of all material liens, security interests, charges and encumbrances, other than liens for current property taxes not yet due and payable and as disclosed in the Prospectus or the Latest Financial Statements.

       7.8.2 Except as set forth in the Prospectus, the Company's buildings, equipment, and other tangible assets are in good condition in all material respects and are usable in the ordinary course of business.

       7.8.3 Except as set forth in the Prospectus, the Company owns, or has a valid leasehold interest in, all assets necessary for the conduct of its business as presently conducted.

   7.9. Material Contracts. Except as set forth in the Prospectus, the Company is not a party to any material contract (meaning thereby a contract materially affecting its business or properties). No default of any material significance exists in the due performance and observance by the Company of any term, covenant, or condition of any such contract; all such contracts are in full force and affect and are binding on the parties thereto in accordance with their terms; and to the knowledge of the Company, no other party to any such material contract has


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       threatened or instituted any action or proceeding wherein the
       Company is alleged to be in default thereunder.

   7.10. Tax Returns. Except as set forth in the Prospectus, the Company has filed all federal, state and local tax returns which are required to be filed and has paid all takes shown on such returns and all assessments received by it to the extent such taxes have become due. All taxes with respect to which the Company is obligated have been paid or provided for by adequate reserves.

   7.11. Proprietary Rights. Except as set forth in the Prospectus, the Company, to the best of its knowledge, possesses all material proprietary rights necessary to the conduct of its business. Except as set forth in the Prospectus, (i) the Company, to the best of its knowledge, owns all right, title, and interest in and to all such proprietary rights, (ii) there have been no claims made against the Company for the assertion of the invalidity, abuse, misuse, or unenforceability of any of such rights, and to the best of the Company's knowledge, there are no grounds for the same, (iii) the Company has not received a notice of conflict with the asserted rights of others, and (iv) to the best of the Company's knowledge, the conduct of the Company's business has not infringed any proprietary rights of others.

   7.12. Litigation, Etc. Except as set forth in the, Prospectus, (i) there are no actions, suits, proceedings, orders, investigations, or claims pending or threatened against or affecting the Company at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or, instrumentality, (ii) there are no arbitration proceedings pending under collective bargaining agreements or otherwise;
         (iii) there are no governmental inquiries (including inquiries as to the qualification of the Company to hold or receive any license or permit), and (iv) to the best of the Company's knowledge, there is no basis for any of the foregoing.

   7.13. Brokerage. Except as set forth in the Prospectus, there are no claims for brokerage commissions, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company. The Company will pay, and hold the Placement Agent harmless against, any liability, loss, damage, or expense (including, without limitation, attorneys' fees and travel and out-of-pocket expenses) arising in connection with any such claim.

   7.14. Governmental Consent, Etc. No permit, consent, approval, or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery, and performance of this Agreement by the Company or the consummation by the Company of any other transactions contemplated hereby, except as have been obtained or accomplished and except as expressly contemplated herein or in the exhibits hereto.

   7.15. Compliance with Laws. Except as set forth in the Prospectus, the Company is not in violation of any law or any regulation or requirements which might have a material adverse effect upon the Company's business, and the Company has not received notice of any such violation.

   7.16. Disclosure. Neither this Agreement, its exhibits, nor any of the attachments, written statements, documents, certificates, or other items prepared or supplied by the Company


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         with respect to the transactions contemplated hereby contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. The Prospectus (i) describes accurately in all material respects the business, condition (financial and otherwise), and operations of the Company; (ii) contains substantially all information material to the purpose of the Prospectus to the extent that the Company possesses such information, and (iii) contains no untrue statement of a material fact or omits to state any material fact necessary in order to make the statements, in the light of the circumstances in which made, not misleading. The Company acknowledges and agrees that all responsibility for the accuracy and adequacy of information contained in the Prospectus (other than information relating to the Placement Agent made in reliance on and in conformity with information furnished to the Company in writing by or on behalf of the Placement Agents expressly for use therein) shall be the sole responsibility of the Company and shall not be the responsibility of the Placement Agent; and the Company shall promptly take such steps as are or may become necessary to ensure the accuracy and adequacy thereto. Notwithstanding the foregoing, with respect to projections and other forward looking information, if any, contained in the Prospectus, the Company represents only that such projections and other forward looking information were prepared in good faith, that the Company believes it has a reasonable basis for the projections and other forward looking information and the assumptions on which they are based, that the projections represent management's estimate of possible results of operations, that the Company is not aware of any change in its circumstances or other fact that has occurred that would cause it to believe that it will be unable to meet the forecasts set forth in the Prospectus.

   7.17. Environmental Matters. The Company is in compliance with all federal, state, local, and regional statutes, ordinances, orders, judgments, rulings, and regulations relating to any environmental matter of pollution or of environmental regulation or control to the extent that any failure to comply therewith or violation thereof have resulted or may result in material actual or potential fines, penalties, or liabilities, and there are and have been no material releases or threatened releases of "hazardous substances" into the environment, as that term is defined in section 101(14) of the Comprehensive Environmental Response Compensation and Liability Act, as amended. The Company has no notice of any actual or claimed failure to comply with such statutes, ordinances, orders, judgments, rulings, or regulations with respect to environmental matters.

   7.18. Material Transactions or Affiliations. Every contract, agreement, or arrangement between the Company and any predecessor and any person who is or has ever been an officer or director of the Company or person owning of record, or known by the Company to own beneficially, 5% or more of the issued and outstanding common stock of the Company and which is to be performed in whole or in part after the date hereof or was entered into within three years before the date hereof was for a bona fide business purpose of the Company, and the amount paid or received, whether in cash, in services, or in kind, is, has been during the full term thereof, and is required to be during the un-expired portion of the term thereof, no less favorable to the Company than terms available from otherwise unrelated parties in arm's-length transactions. Each of the foregoing is accurately and completely described in the Prospectus.

   7.19. Use of Proceeds. The Company will apply the proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption "Use of Proceeds."


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   7.20. Books and Records.  The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions and dispositions of their respective assets. The system of internal accounting controls maintained by the Company and its subsidiaries is sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary (A) to permit preparation of financial statements and (B) to maintain accountability, for assets; and (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any difference.

8. Conditions to Obligations of the Company. The obligations of the Company under this Agreement are, at the option of the Company, subject to the satisfaction of each of the following conditions:

   8.1. Suitability of Purchasers. The Company has reason to believe and does believe, based on information provided to it by the Placement Agent or otherwise, that each prospective purchaser is qualified to be a purchaser pursuant to the suitability standards set forth in the Prospectus and all applicable federal and state securities laws

   8.2. Execution of Documents. Each prospective purchaser has completed and executed a subscription agreement and an offeree suitability questionnaire, all in such form that is acceptable to the Company.

   8.3. Certificate of Placement Agent. The Placement Agent shall have delivered to the Company executed certificates, one certificate dated as of the date of each Closing, duly executed by a qualified representative of the Placement Agent, stating that the actions of the Placement Agent in making sales of the Shares have been (i) in conformance with the terms and conditions of the Prospectus, and (ii) in compliance with the requirements of federal securities laws and applicable state securities laws regarding the manner of offering such Shares.

   8.4. Acceptance of Subscribers. The Company, in its good faith discretion, has accepted as Investors the subscribers to whom Shares are to be issued at such Closing.

   8.5. Representations. Each representation and warranty of the Placement Agent contained in this Agreement or in any statement (including, but not limited to the Prospectus and any financial statements), certificate, schedule, or other document delivered pursuant hereto, or in connection with the transactions contemplated hereby, shall continue to be valid and shall be deemed to be made again at and as of the time of the Initial Closing and each additional closing and shall then be valid in all material respects.

9.   Covenants of the Placement Agent.

   9.1. Best Efforts. The Placement Agent covenants and agrees to use its best efforts as the exclusive agent of the Company, to offer and sell the Shares; but this covenant shall not constitute an obligation or guarantee to purchase or sell any or all of the Shares. The right to offer and sell is subject to and limited by the conditions in the Prospectus and this Agreement.


/10/


   9.2. Compliance with Securities Laws. The Placement Agent further covenants and agrees that:

       9.2.1 It will comply with all the terms and conditions of the Prospectus and applicable state and federal securities laws with which it must comply in order to offer and sell the Shares in compliance with the registration requirements of section 5 of the Securities Act and other applicable state securities laws;

       9.2.2 It will maintain, and deliver a copy to the Company, a record of names and addresses of persons to whom it delivered a copy of the Prospectus, and the serial number of each such Prospectus so delivered;

       9.2.3  It will obtain a manually executed Subscription
              Agreement for each prospective purchaser and shall assure that each such document has been completed;

       9.2.4 It will have a reasonable belief that each subscriber presented for consideration to the Company meets the minimum investor suitability standards set forth in the Prospectus and, where applicable.

       9.2.5 It shall not make any factual statement or representation, whether written or oral, concerning the Company, this Offering, or the Shares that is inconsistent with the representations contained in the Offering materials presented to each prospective purchaser by the Company or approved in writing by the Company;

              Notwithstanding anything contained in the foregoing provisions of this section 9.2, or any other provisions of this Agreement, the Company shall have responsibility with respect to determining the requirements of state laws and to comply with the qualification requirements of such states with respect to any filings required to comply with such.

10.   Representations and Warranties of the Placement Agent.  The
      Placement Agent represents and warrants that:

   10.1. Organization and Corporate Power. It is a corporation duly organized, validly existing, and in good standing under the law of the state of Nevada, and has full corporate power and authority to execute this Agreement and complete the transactions contemplated hereby.

   10.2. Registration. It is in good standing and duly registered so that it may undertake the acts and obligations contemplated by this Agreement, in accordance with the rules and regulations of the U.S. Securities and Exchange Commission ("SEC"), and the securities laws and regulations of the Nevada Secretary of State Securities Division and any other state in which it is contemplated that the Placement Agent may offer and sell the Shares.

   10.3. NASD Licensing. It is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD") and will be able to offer and sell the Shares in compliance with registration provisions under which the offering is to be conducted under the Securities Act and the relevant qualifications in each state in which the Shares will be offered or sold, will have such licenses, approvals, and authorizations in any states in which offers or sales of the Shares are made at such time that any such offers or sales are made, and is subject


/11/


          to no statutory disqualification provisions including, but not limited to those contained in Regulation Section 230.262.

   10.4. Authorizations. The execution, delivery, and performance of this Agreement has been duly authorized by all requisite corporate action on behalf of the Placement Agent, and this Agreement has been duly executed and delivered and constitutes the valid and binding obligation of the Placement Agent.

   10.5.  No Breach.  The execution and delivery by the Placement
          Agent of this Agreement, the performance by the Placement Agent of this Agreement and the completion of the transactions herein contemplated will not conflict with or result in a breach of the terms of, or constitute a default under or violation of, any law or regulation of any governmental authority, domestic or foreign, or the articles of incorporation or bylaws of the Placement Agent or any material agreement or instrument to which the Placement Agent is a party or by which it is bound or to which it is subject, nor will it give to others any interests or rights, including rights of termination, acceleration, or cancellation, in of with respect to any of the properties, assets, agreements, contracts, or business of the Placement Agent.

   10.6. Governmental Consent, Etc. No permit, consent, approval, or authorization of, or declaration to, or filing with, any governmental authority is required in connection with the execution, delivery, and performance of this Agreement by the Placement Agent or the consummation by the Placement Agent of any other transactions contemplated hereby, except as have been obtained or accomplished and except as expressly acknowledged herein or in the exhibits hereto.

   10.7. Litigation. The Placement Agent is not aware of any litigation or threatened litigation, regulatory proceeding or order, disciplinary proceeding or claim of violation, or any known basis for any of the foregoing that could materially affect the ability of the Placement Agent to carry out its functions as Placement Agent contemplated by this Agreement.

11.   Conditions  to  Obligations  of  Placement   Agent.    The
      obligations of the Placement Agent under this Agreement are, at the option of the Placement Agent, subject to the satisfaction at or prior to the Initial Closing and through each additional closing, of each of the following conditions,

   11.1.  Statutory   Compliance/Consents.   All   statutory
          requirements for the valid completion of the transactions contemplated by this Agreement shall have been fulfilled, all authorizations, consents, and approvals of all federal, state, local, and foreign governmental agencies and authorities, and any membership in a regulatory or self-regulatory organization required to be obtained in order to permit the completion of the transactions contemplated by this Agreement shall have been obtained.

   11.2. No Material Adverse Clause. The business, properties, or operations of the Company shall not have been adversely affected in any material way as a result of any fire, accident, or other casualty or extraordinary natural occurrence and there shall not have been incurred any material adverse change in the business, properties, results of operations, or financial condition of the Company.


/12/


   11.3. Litigation. There shall not be any action, proceeding, investigation, or pending or threatened litigation or arbitration, the purpose of which is to enjoin or may be to enjoin the transactions contemplated by this Agreement or which would have the effect, if successful, of imposing material liability on the Company, or any of its officers or directors thereof, or the Placement Agent, because of the completion of the transactions contemplated by this Agreement.

   11.4. Representations. Each representation and warranty of the Company contained in this Agreement or in any statement (including, but not limited to the Prospectus and any financial Statements), certificate, schedule, or other document delivered pursuant hereto, or in connection with the transactions contemplated hereby, shall continue to be valid and shall be deemed to be made again at and as of the time of the Initial Closing and each additional closing and shall then be valid in all material respects.

   11.5. Company Compliance. The Company shall have performed and complied in all material respects with each and every covenant, agreement, and condition required by this Agreement to be performed or complied with by it prior to or at the initial closing and each additional closing.

   11.6. Officers' Certification. The Company shall have delivered to the Placement Agent certification as of the date of the Closing which acknowledges the fulfillment of the conditions set forth herein.

   11.7. Direction to Escrow Agent. The Company shall have directed the Escrow Agent to pay directly to the Placement Agent at the Closing any amounts due the Placement Agent as of such Closing pursuant to this Agreement, upon request of the Placement Agent.

   11.8. Further Certificates. The Company shall furnish or cause to have furnished to the Placement Agent at such Closing such further certification(s) and/or documents as the Placement Agent shall have reasonably requested.

12.  Compensation to Placement Agent; Expenses of Offering.

   12.1. Payment of Fees and Commissions. Subject to the terms, conditions, and covenants of this Agreement, the Company shall pay to the Placement Agent, the following:

       12.1.1 A non-accountable expense allowance equal to $3,000.00 payable upon effectiveness of the Registration Statement.

       12.1.2 Commissions from the sale of the Shares subject to the sale of the Minimum Offering as follows:

               12.1.2.1. 10% of the gross proceeds from the sale of the Shares to Investors payable in the form of a cash commission.

       12.1.3 The Company shall compensate NevWest with warrants which principal terms include the following:


/13/


               12.1.3.1. The total number of shares subject to the warrants shall be 300,000 shares, which warrants shall be defined as an option to purchase one common share per warrant. These warrants and their underlying securities shall be subject to the restrictions imposed by NASD Conduct
                     Rule 2710(c)(7)(A). Notwithstanding the maximum warrants allowable, NevWest shall not be issued warrants representing a right to purchase common shares in excess of ten (10) percent of the total number of shares sold in the offering as contemplated herein.

               12.1.3.2. The warrants shall be exercisable at a price equal to one hundred ten percent (110.00%) of the price per share offered to subscribers participating in the offering as contemplated herein.

               12.1.3.3. The warrants shall be exercisable within a period to commence 5 business days after the close of the offering ("commencement date") and shall expire five (5) years from the commencement date.

   12.2. Company Offering Expenses. The Company will pay all its costs and expenses in connection with the offering of the Shares, including, but not limited to, accountants' fees, legal fees, escrow fees, printing and distribution costs, travel expenses of its employees, miscellaneous sales expenses, and filing fees, if any.

13.  Indemnification

   13.1. Company Indemnification. The Company will indemnify and hold harmless the Placement Agent against any losses, claims, damages, or liabilities, joint or several, to which the Placement Agent may become subject, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Placement Agent for any legal or other expenses reasonably incurred by the Placement Agent in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus or such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Placement Agent directly or through the Placement Agent expressly for use therein; provided further, that in no event shall the indemnification agreement contained in this subsection inure to the benefit of the Placement Agent (or any person controlling the Placement Agent) on account of any losses, claims, damages, liabilities, or actions arising from the sale of the Shares pursuant to the Offering to any person by the Placement Agent if such losses, claims, damages, liabilities, or options arise out of, or are based upon, an untrue statement or omission or alleged untrue statement or omission in the Prospectus or any amendment or supplement thereto based upon and in conformity with written information furnished to the Company by the Placement Agent specifically for use therein.

          The indemnity agreement in this subsection shall be in addition to any liability which the Company may otherwise


/14/


          have and shall extend upon the same terms and conditions to each officer, director, or partner of the Placement Agent and to each person, if any, who controls the Placement Agent within the meaning of section 15 of the Securities Act.

   13.2. Notice of Claim. Promptly after receipt by the indemnified party under subsection 13.1 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to the indemnified party otherwise than under this section.

          In case any such action shall be brought against the indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to the indemnified party; and after notice from the indemnifying party to the indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party under this section for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

14.  Miscellaneous.

   14.1. Expenses. The Company will pay, and hold the Placement Agent harmless against liability for the payment of (i) reasonable fees and expenses incurred with respect to any amendments or waivers requested by the Company (whether or not the same become effective) under or in respect of this Agreement, the Shares, or the other agreements contemplated hereby; (ii) stamp and other taxes which may be payable in respect to the execution and delivery of this Agreement or the issuance, delivery, or sales of the Shares or any Shares of Common stock issuable on conversion of the Shares; and (iii) reasonable fees and expenses incurred, as against the Company, in respect of the enforcement of the rights granted under this Agreement, the Shares, or the other agreements contemplated hereby.

   14.2. Notice. All notices or demands shall be in writing and shall be served personally, te1egraphically, or by express or certified mail. Services shall be deemed conclusively made at the time of service if personally served; at the time that the telegraphic agency confirms to the sender delivery thereof to the addressee if served telegraphically; 48 hours after deposit thereof in the United States mail properly addressed and postage prepaid, return receipt requested, if served by express mail; and five days after deposit thereof in the United States mail, properly addressed and postage prepaid, return receipt requested, if served by certified mail; if sent by facsimile transmission, confirmed with a written copy thereof sent by overnight express delivery; or if sent by overnight express delivery. Any notice or demand to the parties shall be given to:

       To the Company:
          Eagle Golf Corporation
          7601 West Laredo, Las Vegas, NV 89117
          Attention: Hans U. Bothmann
          Telephone (702) 252-0429
          Facsimile:  (702) 252-0528



/15/


       To the Placement Agent:
          NevWest Securities Corporation
          2654 West Horizon Ridge Parkway Suite B-3
          Henderson, Nevada 89052
          Attn: Antony M. Santos, Esq.
          Telecopy: (702) 257-4651

         Any party may change its address by providing written notice of such change to the other parties hereto.

   14.3. Remedies. The Placement Agent and the Company will have all rights and remedies set forth in this Agreement. Any person having any rights under any provision of this Agreement will be entitled to enforce these rights specifically, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by law.

   14.4. Consent to Amendments and Waivers. Except as otherwise. expressly provided herein, the provisions of this Agreement may be amended, and the Company or the Placement Agent, as the case may be, may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if it has obtained the written consent of the other. No course of dealing between the Company and the Placement Agent or any delay in exercising any rights hereunder will operate as a waiver of any rights of the Placement Agent or the Company.

   14.5. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement regardless of any investigation made by the Placement Agent, the Company, or on their respective behalves.

   14.6. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

   14.7.  Entire Agreement, Amendments.  This Agreement and the
          Exhibits and Schedules referred to herein and the documents delivered pursuant hereto contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supercedes all prior agreements, understandings or letters of intent between of among any of the parties hereto. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.


/16/


   14.8. Severability. Whenever possible, each provision of this Agreement will be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid Linder applicable law, that provision will be ineffective only to the extent of the prohibition or invalidity, without invalidating the remainder of this Agreement.

   14.9. Term and Termination. This Agreement shall terminate on the first to occur of the sale of all Shares to be offered and sold pursuant hereto or the expiration of 180 days after the effective date of the Prospectus, unless extended for up to 30 additional days on the agreement of the Company and the Placement Agent, in which event this Agreement shall terminate at the expiration of such extension.

   14.10. Counterparts. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all counterparts taken together will constitute one and the same Agreement.

   14.11. Descriptive Heading. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

   14.12. Governing Law. The construction, validity, and interpretation of this Agreement and the exhibits and schedules hereto will be governed by the laws of the state of Nevada.

   14.13. Final Approval. This Agreement in its entirety, is subject to final written authorization by the then General Counsel for NevWest Securities Corporation (the Placement Agent) and is contingent upon a satisfactory due diligence review by the Placement Agent which shall have the discretion to proceed with the offering as contemplated herein or terminate its services depending upon its findings in the process of conducting a due diligence review of the Company. Any accountable expense amounts expended in the process of conducting this due diligence review shall be retained by the Placement Agent. Any amount not otherwise expended shall be returned to the Company within ten
          (10) days of written notice from the Placement Agent indicating its election not to proceed.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective on the date first written above.

Eagle Golf Corp.

Signature:              /s/ Hans Bothmann             Date:   8/20/02
                      ----------------------

Print Name/Position   Hans Bothman, President
                     -------------------------


NevWest Securities Corporation

Signature:          /s/  Sergey Rumyantsev            Date:   8/20/02
                   ------------------------

               Sergey Rumyantsev, President & CEO
             --------------------------------------


/17/